SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

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                                 Current Report


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                        October 16, 1997 (June 12, 1997)


                           IRON MOUNTAIN INCORPORATED
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             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
                                    --------
         (State or Other Jurisdiction of Incorporation or Organization)


             0-27584                                    04-3107342
             -------                                    ----------
    (Commission file number)               (I.R.S. Employer Identification No.)



                      745 Atlantic Avenue, Boston, MA 02111
          ------------------------------------------------------------
          (Address of Principal Executive Offices, Including Zip Code)


                                 (617) 357-4455
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              (Registrant's Telephone Number, Including Area Code)





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Item 2.  Acquisition or Disposition of Assets


Allegiance Business Archives, Ltd.

On October 1, 1997, Iron Mountain Records Management, Inc. ("IMRM"),a wholly owned subsidiary of Iron Mountain Incorporated (the "Registrant"), purchased all of the outstanding shares of common stock of Allegiance Business Archives, Ltd. ("Allegiance"), a New Jersey Corporation, for $8.8 million in cash, pursuant to a Stock Purchase and Sale Agreement dated July 29, 1997 among IMRM and the Stockholders of Allegiance Business Archives, Ltd.

The funds used for the consideration were comprised primarily of borrowings under the Registrant's $250 million revolving credit facility (the "Credit Facility") dated September 29, 1997, as amended, among the Registrant, various financial institutions and The Chase Manhattan Bank, as administrative agent for such lenders.

The assets acquired by the Registrant include primarily office equipment, furniture and fixtures, motor vehicles, racking and shelving and intangible personal property regularly used in Allegiance's records management business. The Registrant intends to use the acquired assets in the operation of its records management business.


Records Retention/FileSafe

On October 2, 1997, IMRM purchased certain assets, including real property, and assumed certain liabilities of Records Retention/FileSafe ("FileSafe"), a California limited partnership, for $44.6 million in cash and assumed debt pursuant to an Asset Purchase and Sale Agreement dated August 20, 1997, among IMRM and FileSafe.

The funds used for the consideration were comprised primarily of borrowings under the Credit Facility.

The assets acquired by the Registrant include primarily real property, office equipment, furniture and fixtures, motor vehicles, racking and shelving and intangible personal property regularly used in FileSafe's records management business. The Registrant intends to use the acquired assets in the operation of its records management business.


Safesite Records Management Corporation

As previously reported on Form 8-K/A, dated August 26, 1997, Safesite Records Management Corporation ("Safesite"), a Delaware corporation, merged with and into Iron Mountain/Safesite, Inc., a wholly owned subsidiary of the Registrant, effective June 12, 1997, pursuant to an Agreement and Plan of Merger dated February 19, 1997, as amended, among the Registrant, Iron Mountain/Safesite, Inc. and Safesite. In addition, wholly owned subsidiaries of the Registrant also acquired certain real property from a trust for the benefit of the controlling stockholders of Safesite.

The total consideration paid by the Registrant, including transaction costs, was $70.6 million. The consideration consisted of 1,769,712 shares of the Registrant's common stock valued at approximately $51.3 million, options, valued at approximately $2.3 million, to purchase shares of the Registrant's common stock and cash of approximately $17.0 million.


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Item 7.  Financial Statements and Exhibits

(a) In accordance with Item 7(a)(4) of Form 8-K, the required financial statements will be filed, by amendment to this Form 8-K, on or before December 14, 1997.

(b)  See preceding response.

(c)  Exhibits

     Exhibit 2.1    The Agreement and Plan of Merger by and among Iron
                    Mountain Incorporated, Iron Mountain/Safesite, Inc. and Safesite Records Management Corporation dated as of February 19, 1997, as amended, is incorporated by reference to the Registration Statement on Form S-4, as amended, filed with the Securities and Exchange Commission on April 4, 1997 (Reg. No. 333-24635).

     Exhibit  99.1  Press  Release,  dated as of  October  7,  1997,  by the
                    Registrant.




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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                IRON MOUNTAIN INCORPORATED
                                (Registrant)





October 16, 1997                By: /s/ Jean A. Bua
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     (date)                         Jean A. Bua
                                    Vice President and Corporate Controller
                                    (Principal Accounting Officer)